EXHIBIT 23

                CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation of our report dated March 24, 1998, on the consolidated financial statements of R&B Falcon Corporation and subsidiaries as of December 31, 1997 and 1996, and for the years ended December 31, 1997, 1996 and 1995 included in this Form 10-K, into the Company's previously filed Registration Statement (file no. 333-43475).

/s/Arthur Andersen LLP

Houston, Texas
March 30, 1998